CRES DEVELOPMENT COMPANY, INC.

                                COMMERCIAL LEASE

         In consideration of the components herein contained, 82 Cambridge Street Associates, LLC (an entity controlled by CRES Development Company, Inc.), hereinafter called LESSOR, does hereby lease to Palomar Medical Technologies, Inc., hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: A portion of the first floor of 82 Cambridge Street, Burlington, Massachusetts, consisting of approximately 44,000 rentable square feet and a portion of the lower level, consisting of approximately 859 square feet, all as shown on Exhibit "A" attached hereto. LESSEE shall have, as appurtenant to the leased premises, the right to use in common with others entitled thereto the common facilities and areas included in the building (as defined below) and the land on which the building is located including without limitation common walkways, driveways, parking areas, freight or loading areas, lobbies, hallways, stairways and elevators, ramps necessary or desirable in conjunction with the use and occupancy of the leased premises.

         TO HAVE AND TO HOLD the leased premises for a term of ten (10) years commencing on the Commencement Date (defined below), provided, however, that if the Commencement Date is other than the first day of a calendar month, the term of this Lease shall expire on the last day of the calendar month in which the tenth anniversary of the Commencement Date occurs. As used herein the term ?Commencement Date? shall be the date LESSOR delivers the leased premises to LESSEE in accordance with the terms and conditions of this Lease. The anticipated Commencement Date is August 20, 1999. If the leased premises have not been delivered on or before October 1, 1999, AND if LESSOR (or Owner, as LESSOR's contractor) shall not have been diligently and continuously prosecuting the work to be performed under Section 35 hereof, then LESSEE may elect, upon written notice to LESSOR, given before October 15, 1999, to either (i) assume the performance of such work and to complete the same in accordance with approved plans and specifications described in Exhibit C hereto, or (ii) terminate this Lease, whereupon this Lease and all of the rights and obligations of the parties shall terminate with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If LESSEE elects to perform such work, then after such election, neither LESSOR nor Owner shall have any further responsibility or obligation to complete the same, and LESSEE shall diligently and continuously complete the same, and LESSOR shall reimburse LESSEE for the out-of-pocket costs and expenses actually and reasonably incurred by LESSEE in so doing (and any sum not so reimbursed within thirty days after receipt of an invoice therefor, together with lien waivers and evidence of amounts paid to subcontractors and suppliers, shall bear interest at eighteen percent (18%) per annum). If LESSEE does not elect to terminate this Lease, and the leased premises have not, despite diligent and continuous efforts on the part of LESSOR, been delivered on or before December 31, 1999, LESSEE shall have the right to terminate this Lease upon written notice to LESSOR, given before January 15, 2000, whereupon this Lease and all of the rights and obligations of the parties shall terminate with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof, and such rights of self-help and termination shall be LESSEE's sole and exclusive remedy for LESSOR's failure to so deliver the leased premises. LESSOR and LESSEE now convenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

1. RENT. LESSEE shall pay to LESSOR base rent as per Exhibit "B" payable in advance in monthly installments on the first day in each calendar month, the first monthly payment (or the fraction of a monthly payment for any portion of a month occurring at the commencement of the lease term) to be made upon the Commencement Date. All payments shall be made to LESSOR c/o CRES Development Company, Inc., 50


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

Salem Street, Lynnfield, MA 01940, or at such other place as LESSOR shall from time to time in writing designate.

2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of $111,073.75 dollars, 50% thereof to be paid upon the execution of this lease by LESSEE, and the remainder to be paid on the Commencement Date, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest pursuant to the terms hereof, subject to LESSEE's satisfactory compliance with the conditions hereof. If LESSEE terminates this Lease due to LESSOR's failure to deliver the leased premises, as hereinabove provided, LESSOR shall promptly refund the 50% portion paid by LESSEE on execution hereof. LESSEE may not apply the security deposit to payment of the last months rent. In the event of any default or breach of this Lease by LESSEE, LESSOR shall immediately apply the security deposit to any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If after any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith, and failure to do so, or failure to pay the full security deposit or any portion thereof when due, shall be considered a substantial default under the lease.

3. USE OF PREMISES. LESSEE shall use the leased premises only for the purposes of General Office Use, Light Manufacturing, Research and Development and Distribution. LESSEE shall have twenty four (24) hour access to the leased premises and the building in which they are located seven (7) days a week, subject to reasonable security considerations and to emergency conditions.

4. REAL ESTATE TAXES. LESSEE shall pay LESSOR during the term hereof as additional rent a proportionate share ("LESSEE's Proportionate Share") of any increase in (x) the real estate taxes levied against the land and building of which the leased premises are a part (hereinafter called the "building"), over
(y) "Base Taxes" (as hereinafter defined), whether such increase is caused by an increase in the tax rate or the assessment of the property, or a change in method of determining real estate taxes. For purposes of this Lease, LESSEE's Proportionate Share shall be based on a fraction, the numerator of which is the rentable square footage leased by LESSEE, and the denominator of which is the total rentable square footage of the building of which the leased premises are a part. LESSEE shall make payment within thirty (30) days of written notice from LESSOR (which shall include a copy of the applicable tax bill and a calculation of LESSEE's Proportionate Share) that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. LESSEE shall make such payments on account of Real Estate Taxes, at the option of LESSOR, on a monthly basis on the days on which the rent under Paragraph 1 of this lease is payable, in amounts reasonably estimated by LESSOR (or as otherwise billed by LESSOR, but not more frequently than monthly), so that LESSOR shall have received from LESSEE, by February 1, May 1, August 1, and November 1st of each year (or other applicable dates, if the present real estate tax payment dates are modified) LESSEE's full share of the real estate tax. For purposes of this Lease, "Base Taxes" shall be the rate and the assessment in effect as of the date of this lease. In the event that the building was not assessed as a completed structure as of the aforementioned date, then Base Taxes shall be as of the first date when the building and supporting facilities are assessed as a completed office building. LESSOR shall have the exclusive right to pursue an abatement in the real estate taxes, and if such abatement is obtained a proportionate adjustment or refund shall be made in LESSEE's favor, less the cost of obtaining such abatement.

5. OPERATING COSTS. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE compared with the square footage of all premises to which such costs and expenses are attributable) of any increase in (x) the aggregate of all costs and expenses incurred by LESSOR in connection with the operation, maintenance, insurance and management of the building of which the leased premises are a part (hereinafter the "Operating Costs"), over (y) the "Base Operating Costs" (as hereinafter defined). Operating Costs shall include a reasonable annual charge-off of the cost of any capital


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

repairs or improvements made by LESSOR for the building or the leased premises during the term of this lease and which are for the purpose of reducing Operating Costs, the schedule for which shall be based on the useful life (under generally accepted accounting principles, consistently applied) of the repair or improvement, provided that no such capital repairs or improvements made prior to the fifth anniversary of the Commencement Date shall be included in Operating Costs. In the event that during any calendar year (or part thereof) occurring during the Term, the building has an annual occupancy rate of less than one hundred percent (100%), for purposes hereof, any Operating Costs that vary with the level of occupancy of the building with respect to such calendar year (or part thereof) shall be extrapolated as though the annual occupancy rate were one hundred percent (100%) for such calendar year (or part thereof). LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased Operating Costs are payable, and any additional rent shall be prorated should the lease terminate before the end of any calendar year. LESSEE shall make such payments on account of Operating Costs, at the option of LESSOR, on a monthly basis on the days on which the rent under Paragraph 1 of this lease is payable, in amounts reasonably estimated by LESSOR. Notwithstanding anything to the contrary contained in this Section 5, Operating Costs shall not include any capital expenditures arising out of or resulting from (i) defective work, construction or materials by or on behalf of LESSOR, (ii) the failure of LESSOR to perform any scheduled maintenance or service, or (iii) the gross negligence or willful misconduct of LESSOR or its agents, employees, or contractors. Management fees incurred in favor of related entities shall not exceed market rates (and in no event exceed four percent (4%) of the actual gross rent from the building, whether or not such fee is actually paid), nor shall Operating Costs include the following:

         a)       Costs billed to another tenant;

         b) Costs of repairs or replacements resulting from casualty losses that would be covered under a standard "all-risk" or "special form" policy of casualty insurance (but any deductible will be included, up to $10,000), or eminent domain takings, to the extent of the settlement or award proceeds;

         c) Depreciation or amortization of the building, lot or any part thereof or improvements thereto;

         d) Principal or interest payments on loans secured by mortgages on the Property;

         e)       Replacement or contingency reserves;

         f) Ground lease rents or payments of any fees relating to leasing, financing or other services;

         g) Brokerage commissions and legal fees payable by LESSOR for or with respect to new leases for the Building;

         h)       Legal  or  professional   fees  relating  to  new  leasing  or
                  financing;

         i)       Promotional, advertising or public relations expenses;

         j) Services provided for a particular tenant (other than LESSEE) and not tenants in general;

         k) Any costs or expenses relating to (1) any breach by LESSOR of its obligations hereunder, or (2) the compliance with any applicable laws, rules, orders, regulations, ordinances, permits or approvals in effect as of the date of this Lease;

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

         l) Any costs or expenses relating to environmental remediation unless the need for such remediation arose as a result of the negligent act or omission of LESSEE or LESSEE's agents, employees or contractors (in which case LESSEE shall be solely liable for such costs or expenses);

         m) Any costs or expenses reimbursed to LESSOR by tenants or third parties, including without limitation, costs of convenience electricity (lights and plugs) supplied to other tenants of the Building;

         n) Any costs or expenses relating to any in-Building food service facilities; and

         o) Compensation, fringe benefits, insurance premiums and payroll taxes of any person not engaged in such operation, management or maintenance work at the Building on a full-time basis (but such expenses shall be ratably allocated to Operating Costs based on the time devoted to the Building) or other administrative overhead or profit increment fees and costs paid by LESSOR to itself (or to its affiliates or subsidiaries) except the management fee referred to herein.

For purposes of this Lease, "Base Operating Costs" shall mean (i) during the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first anniversary of the Commencement Date occurs, $4.85 per square foot of rentable area in the building, and (ii) thereafter, the actual Operating Costs incurred during the first twelve full calendar months of this Lease. LESSOR's notice of LESSOR's share of operating costs shall include a reasonably detailed statement setting forth the Operating Costs and the calculation of LESSOR's proportionate share thereof (the "Statement"). If LESSEE disputes any items set forth in the Statement, LESSEE shall have the right, upon notice to LESSOR not later than sixty (60) days following receipt of such Statement (which notice shall set forth in reasonable detail the particular respects in which LESSEE disputes the Statement), to audit LESSOR's records and statements of Operating Costs for the calendar year which is the subject of the Statement. Such audit shall be conducted by an independent certified public accountant selected by LESSEE and reasonably acceptable to LESSOR. The audit shall take place at the offices of LESSOR where its books and records are located at a mutually convenient time during LESSOR's regular business hours. In the event that such audit discloses that LESSEE paid in excess of its actual proportionate share of Operating Costs, then LESSOR shall apply such overpayment to the next due payment obligation on account of Operating Costs and, if such refund exceeds such next due payment obligation, refund such excess to LESSEE within thirty (30) days after LESSOR's receipt of such audit report. In addition, in the event that such audit discloses that LESSEE paid ten percent (10%) or more in excess of its actual proportionate share of Operating Costs for any particular cost item or items, then LESSEE shall have the right, to be exercised by written notice to LESSOR within fifteen (15) days after delivery of the results of LESSEE's audit, to review the same cost item(s) for prior calendar years (and any overpayments discovered with respect to such item(s) in prior years shall likewise be applied to the next due payment, as stated above). Notwithstanding the foregoing, LESSEE shall be entitled to continue to review additional prior years only so long as its audit of such particular cost items continue to reflect overpayments of 10% or more. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. LESSEE shall pay the cost of any such audit unless such audit discloses an overpayment (whether for the year in question or any prior year) in excess of five percent (5%) in which case the cost of such audit shall be paid for by LESSOR. Any dispute regarding the results of any such audit, which is not resolved by agreement of the parties within sixty (60) days after delivery of such audit report, shall be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall not have had a professional relationship with either during the preceding one year period, and who shall be a certified property manager having at least ten (10) years' experience in the management of


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

commercial properties in the northern suburban Boston market. If LESSOR and LESSEE are unable to agree on a mutually acceptable arbitrator within twenty-one
(21) days after the expiration of such 60-day period, then either party may ask the then-president of the Greater Boston Real Estate Board to name a qualified arbitrator.

6. UTILITIES AND SERVICES. As part of the improvements to the leased premises being provided by LESSOR, LESSOR shall provide water and sewer service, equipment to heat and cool the leased premises as provided in EXHIBIT C, and LESSOR shall provide janitorial services as set forth on EXHIBIT D. LESSEE shall pay for such services as Operating Costs). LESSEE shall pay directly to the utility provider for all convenience electricity (lights and plugs) in the leased premises, as determined by a separate meter serving the leased premises. LESSEE shall pay for all charges that exceed $1.75 per square foot annually for electricity and gas for the heat and air conditioning serving the leased premises. LESSEE shall also pay LESSOR as an Operating Cost a proportionate share of any other fees and charges relating to utility use for the common areas of the building and the property. No plumbing, construction or electrical work of any type (other than repair or replacement of minor fixtures or equipment by qualified personnel) shall be done without LESSOR's prior written approval (which shall not be unreasonably withheld or delayed) and LESSEE obtaining the appropriate municipal permit. LESSOR represents and warrants that as of the Commencement Date of this Lease, the leased premises shall be connected to electricity, gas, water, sewer and telephone service.

7. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's specific occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance, or bylaw as a result of LESSEE's particular use of the leased premises, provided that LESSOR shall be required to make alterations to the leased premises on account of any such statute, regulation, ordinance, or bylaw that is generally applicable to general office, light manufacturing, research and development and distribution facilities (subject always to LESSOR's right, in its sole discretion, to contest the applicability of such statute, regulation, ordinance, or bylaw). LESSOR hereby represents that, to the best actual knowledge of LESSOR, as of the Commencement Date, the leased premises and the improvements described on EXHIBIT C to be performed (or caused to be performed) by LESSOR shall comply (to the extent that non-compliance would adversely affect the use and occupancy of the leased premises) with all applicable laws, codes, rules, regulations, ordinances, permits, approvals and insurance requirements.

8. FIRE, CASUALTY, EMINENT DOMAIN. Should greater than fifty percent (50%) of the square footage of either the leased premises or the building of which they are a part be substantially damaged by fire or other casualty or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of base rent and additional rent shall be made (until such time as the leased premises have been restored or this Lease has been terminated). When such fire, casualty or taking renders the leased premises (or access thereto or facilities relating thereto) substantially unsuitable for their intended use, LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within one hundred and twenty (120) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

9. FIRE INSURANCE. LESSEE shall not permit any use of the leased premised which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents


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

of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSOR acknowledges and agrees that the uses set forth in Section 4 above do not currently require extra or increased insurance premiums. If LESSEE shall vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, and other than as a result of a fire, casualty or taking, and such vacancy causes an increase in LESSOR's risk rating, insurance rates or premiums, then LESSEE shall be solely responsible for the same and shall pay the same as additional rent within ten days after demand therefor, and if LESSEE had not given LESSOR notice of such vacancy, and such vacancy shall adversely affect LESSOR's insurance coverage, LESSOR shall advise LESSEE as soon as LESSOR becomes aware of such effect, and LESSEE shall be solely responsible for any loss or costs that would otherwise have been covered prior to the date on which LESSEE gave such notice.

10. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of all the leased premised, but specifically excluding all maintenance of any non "building standard" leasehold improvements installed by or for LESSEE after the Commencement Date. "Structure" or "structural" for purposes of this lease shall mean and include only the following: foundation; roof framing (specially excluding, without limitation, the ceiling (of which the underdeck of the roof is not to be considered a part); bearing columns; bearing walls (specially excluding without limitation the interior surfaces thereof), floor slab and subflooring; space heating and cooling equipment; sprinklers; and utility supply lines that serve the leased premises in common with premises other than the leased premises. The costs of such maintenance shall be included in the Operating Costs, as defined under Section 5 hereof. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, excepting only (i) normal wear and tear, (ii) damage by fire or other casualty, and (iii) damage caused by the negligent acts or omissions of LESSOR or its agents or contractors, and whenever necessary, to replace light bulbs and interior glass therein. At LESSEE's request, LESSOR will replace interior glass and light bulbs and LESSEE shall pay LESSOR's invoices therefor. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc., and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. LESSEE shall, however, have the right to keep a small number of laboratory animals from time to time in accordance with all applicable laws, codes and ordinances or governmental permits or licenses, which LESSEE shall first obtain. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's change in use of the leased premises from permitted uses shall be at the LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours; provided that LESSOR shall use commercially reasonable efforts not to materially interfere with LESSEE's use or occupancy of the leased premises, and provided further that janitorial services shall be supplied after normal office hours. LESSOR shall also maintain and repair the common areas and facilities serving the leased premises and Building, including without limitation common walkways, driveways, parking areas and lighting, freight or loading areas, lobbies, hallways, stairways, elevators and ramps in good order and repair, consistent with other first-class office buildings in the north suburban Boston market. To the extent that LESSOR shall receive written notice from any governmental agency having jurisdiction that the Building or the Property is in violation of any applicable law, regulation or ordinance, and such violation does not arise from the LESSEE's breach of this Lease or from LESSEE's specific use of the leased premises, LESSOR shall be responsible for taking such steps as LESSOR may deem commercially reasonable to contest such notice or cure


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

such violation (provided that no contest shall cause LESSEE to incur any criminal or civil liability or substantially impede access to or occupancy of the leased premises).

11. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed as to non-structural alterations or additions that do not adversely affect (in other than a DE MINIMUS way) the building's plumbing, electrical or mechanical systems. All such alterations shall be at LESSEE's expense and shall conform with LESSOR's reasonable construction specifications. If LESSOR or LESSOR's agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens or similar liens to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of the LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall (except to the extent specified by LESSEE as provided in Section 27) become part of the leased premises and the property of LESSOR. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building, provided that such change does not materially and adversely affect LESSEE's use or occupancy of or access to the leased premises.

12. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or part of the leased premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such assignment or subleasing. LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for reasonable legal expenses incurred by LESSOR in connection with any consent requested thereunder by LESSEE.

13. SUBORDINATION AND ESTOPPEL. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or any time hereafter affecting the leased premises, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be reasonably customary and necessary to show the subordination of this lease to said mortgage or other such instruments in the nature of a mortgage. Each party agrees from time to time, within ten (10) days after written request by the other, to execute, acknowledge and deliver to the requesting party (and/or, the case of LESSOR, to any mortgagee or prospective purchaser) a statement in writing certifying that this lease is unmodified and in full force and effect and that the certifying party has no defenses, offsets, or counterclaims against its obligations, including as to LESSEE the obligation to pay rent and any additional rent or other charges and to perform its other covenants under this lease, and the dates to which the rent and any additional rent or other charges have been paid. Notwithstanding the foregoing, such subordination shall be conditioned on LESSOR's obtaining the holder's written agreement that, subject to such reasonable qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of LESSOR hereunder pursuant to such mortgage, ground lease or other encumbrance, then so long as no Default of LESSEE exists hereunder, LESSEE's right to possession of the leased premises shall not be disturbed and LESSEE's other rights hereunder shall not be adversely affected (and this Lease shall not be terminated) by any foreclosure of such mortgage or encumbrance or by termination of such ground lease.

14. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time, and upon reasonable advance notice (which need not be in writing and which need not be given at all in the event of any emergency) enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building, to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

15. SNOW REMOVAL. LESSOR shall be responsible for the prompt plowing of snow from all roadways and unobstructed parking areas and from the walkways, steps, and loading areas serving the leased premises.

16. ACCESS & PARKING. LESSEE shall have the right without any additional charge to use the parking facilities provided for the leased premises in common with others entitled to the use thereof. The building has three spaces per 1,000 square feet of rentable area, all such spaces to be on an unreserved unallocated basis. LESSOR shall maintain the foregoing parking ratio, and shall not grant rights to other tenants or third parties which would be inconsistent with there remaining three spaces per 1,000 square feet of rentable area in the leased premises. Subject to final measurement of the leased premises pursuant to
Section 34, LESSEE will be entitled to use 132 parking spaces. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building and will conform to all reasonable rules and regulations now or hereafter made by LESSOR for parking and for the care, use, or alteration of the building, its facilities and approaches. LESSOR shall use commercially reasonable efforts to enforce such rules and regulations in a uniform manner. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. All loading and unloading shall be by a side loading dock or entrance, if such access is available. No unattended parking will be permitted between 7:00PM and 7:00AM without LESSOR's prior written approval, which shall not be unreasonably withheld or delayed. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

17. LIABILITY. To the extent permitted by law, and except with respect to damage to the Building or leased premises by fire or other casualty, LESSEE shall be solely responsible as between LESSOR and LESSEE for (i) deaths or personal or bodily injuries to all persons whomsoever occurring in or on the leased premises, from whatever cause arising, and (ii) deaths or personal or bodily injuries to all persons whomsoever occurring outside of the leased premises, where the same result from the negligent or willful acts or omissions of LESSEE or its agents, contractors or employees, and (iii) damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify, defend and save harmless LESSOR from any and liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid.

18. INSURANCE. LESSEE shall maintain at its own expense with respect to the leased premises and LESSEE's property which is not a part of the demised premises a comprehensive public liability insurance policy, insuring LESSEE and LESSOR against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, with coverage in the amount of Two Million Dollars ($2,000,000). LESSEE shall further obtain and keep in force during the term of this Lease "all risk" extended coverage property insurance on LESSEE's personal property, all tenant improvements installed at the leased premises by LESSEE, LESSEE's trade fixtures and other property. LESSOR shall be included in each such policy as an additional insured using ISO Form CG 20 26 11 85 (or comparable ACORD form) or some other form approved by LESSOR. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days' prior written notice to LESSOR. In the event LESSEE shall fail to furnish evidence of renewal of any policy prior to the planned renewal date shown on such certificate, then LESSOR may elect to contract for such insurance at LESSEE's expense, and LESSOR shall give notice thereof simultaneously or promptly thereafter. LESSOR shall maintain throughout the term of this Lease a policy or policies of insurance covering loss or damage to the building (including LESSOR installed improvements to the leased premises) and all related improvements in an amount approximately equal to the full insurable replacement cost thereof, and such insurance shall provide coverage against fire and other perils customarily covered by an "all-risk" or "special form" policy. LESSOR shall also carry a policy or policies of general liability insurance in such amounts and coverages as commercially reasonable against liability arising out of the ownership, operation and management of the building and all areas relating thereto.

19. SIGNS. LESSOR shall, at LESSEE's expense (and provided LESSEE shall have obtained any necessary governmental approvals or permits) erect signage for the leased premises that will be located on the building pediment and visible to Cambridge Street, as well as a monument sign in the front of the building. LESSOR shall cooperate with and assist LESSEE's efforts to obtain such approvals or permits. LESSEE shall obtain the prior written consent of LESSOR before erecting any other sign on the leased premises, which consent shall not be unreasonably withheld, but may include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved, erected or displayed in accordance with this lease.

20. BROKERAGE. LESSEE and LESSOR each warrants and represents to the other that each has dealt with no broker or third party with respect to this lease, except for SPAULDING & SLYE/COLLIERS (whose fee shall be paid by LESSOR) and each agrees to indemnify the other against any brokerage claims by any other broker or third person arising by virtue of this lease.

21. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property and not cured, discharged or released within 90 days (provided that such grace period shall not apply to any proceeding commenced by LESSEE); (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than monetary payments, and such default shall not be corrected within thirty (30) days after written notice thereof (or, if such default cannot reasonably be cured within such 30-day period, despite diligent and continuous efforts to cure the same begun promptly after notice thereof, then such 30-day period shall be extended for an additional reasonable time, so long as LESSEE continues such efforts); or (c) LESSEE shall fail to pay the security deposit, rent, taxes, any substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice specifying such failure; then in any such case LESSOR shall have the right thereafter, without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, all in accordance with applicable law, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default of breach of the lease. In the event of any termination, LESSEE shall pay the rent and other sums payable hereunder up to the time of such termination, and thereafter LESSEE, until the end of what would have been the term of this Lease in the absence of such termination, and whether or not the leased premises shall have been relet, shall be liable to LESSOR for, and shall pay to LESSOR as liquidated current damages the rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the leased premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. At any time after such termination, whether or not LESSOR shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at LESSOR's election LESSEE shall pay to LESSOR an amount equal to the excess, if any, of the rent and other sums as hereinabove provided that would be payable hereunder from the date of such demand, over the then fair net rental value of the leased premises for the same period, discounted to then net present value at a rate equal to the WALL STREET JOURNAL prime rate.

LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Provided LESSOR uses commercially reasonable efforts to do so, LESSOR shall in no event be liable in any way whatsoever for failure to relet the Leased premises. For purposes hereof, marketing of the Leased premises in a manner similar to the manner in which LESSOR markets other leased premises within LESSOR's control in the Building shall be deemed to have satisfied LESSOR's obligation to use "reasonable efforts." In no event shall LESSOR be required to (i) relet the leased premises before leasing similar vacant space in the Building, (ii) lease the leased premises for a rental less than the current fair market rental then prevailing for office space in the Building, or (iii) enter into a lease with any proposed tenant that does not have, in LESSOR's reasonable opinion, sufficient financial resources or operating experience to operate the leased premises in a first-class manner. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of eighteen (18) percent per annum on any payment from LESSEE to LESSOR which is past due.

22. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight delivery or courier service, and in any case addressed to LESSEE: if prior to the Commencement Date, addressed to 45 Hartwell Avenue, Lexington, Massachusetts 02421, Attention: Paul
S. Weiner;  and if after the  Commencement  Date,  then to the leased  premises,
Attention: Paul S. Weiner; or at such other address as LESSEE may from time to time request. The LESSOR will send a copy of any notice to LESSEE alleging a failure or default on the part of LESSEE to Sherin and Lodgen LLP, 100 Summer Street, Boston, Massachusetts 02110, Attention: Robert M. Carney. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable or delivered to LESSOR by certified mail, return receipt requested postage prepaid, or sent by nationally recognized overnight delivery or courier service, and in any case addressed to LESSOR at 50 Salem Street, Lynnfield, MA 01940 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

23. OCCUPANCY. Unless LESSOR and LESSEE shall then be actively engaged in good faith negotiations regarding extension of the term (and in that case for no more than thirty (30) days after the scheduled termination), in the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and all loss, damaged or expenses incurred by LESSOR and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has a greater rental value. LESSEE's control or occupancy of all or any part of the leased premised beyond the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

24. FIRE PREVENTION. LESSOR and LESSEE each agree to use reasonable precautions against fire and LESSOR agrees to provide and maintain (except as may be required solely as a result of LESSEE's particular type of business in the leased premises) approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body. To the extent required solely as a result of LESSEE's particular type of business in the leased premises, LESSEE shall maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

25. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. If LESSEE obtains all necessary approvals and permits from governmental authorities, LESSEE shall be allowed to place and use a gas barbeque and lawn/deck furniture on the deck to be constructed and attached to the leased premises. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. LESSOR shall provide a shared dumpster or compactor for use by LESSEE in common with others, and LESSEE shall pay its proportionate share (based on LESSOR's reasonable estimate of LESSEE's use) of any costs associated therewith.

26. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc., which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of or allowed to remain at the leased premises at any time (except in strict accordance with applicable laws), and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE. LESSOR represents and warrants that LESSOR has no actual knowledge of, and LESSOR has not received written notice from any governmental agency having jurisdiction of, any release or threat of release of any such hazardous materials or waste or oil on, at, in or under the building or lot on which it is located. LESSOR shall indemnify and hold LESSEE harmless from and against any and all claims, loss, cost, expense and damage resulting from and breach of the foregoing representation and warranty.

27. SURRENDER. Subject to the terms and conditions of this Section, LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises, including any and all fixtures and LESSEE-installed improvements (to the extent specified by LESSOR at the time of initial approval thereof), and furniture and equipment, and LESSEE shall repair any damage to the leased premises caused by such removal. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith (to the extent not to be removed by LESSEE). Not more than nine (9) months, and not less than three (3) months, prior to the end of the term of this lease, LESSOR may request that LESSEE specify in writing (to be delivered within 15 days after such request) those alterations, additions, fixtures and improvements made to or upon the leased premises by or for LESSEE, including but not limited to any offices, partitions, window blinds, manufacturing and research & development fixtures, floor covering (including computer floors), water coolers, telephone wiring, telephone equipment and counters, that LESSEE proposes to remove at the expiration of the term. To the extent that any such alterations, additions and improvements are not listed in LESSEE's response, then LESSEE shall have no right to remove the same. LESSEE shall in any event remove all furniture, trade fixtures and business equipment that, in LESSOR's reasonable judgment, is not readily re-usable for other business office, warehousing, light manufacturing and research and development uses, provided that LESSOR gives LESSEE notice of LESSOR's determination not less than thirty (30) days prior to the expiration of the Term. LESSEE shall not remove plumbing or electrical equipment or HVAC equipment, except that LESSEE may remove its particularly specialized plumbing, electrical equipment and HVAC equipment and trade fixtures, provided that LESSEE shall restore the remaining systems and equipment to that which was originally present in the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

28. RESPONSIBILITY. To the maximum extent permitted by law, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the LESSEE's use of the leased premises, leakage, seepage or escape of water from any source or for the cessation of any service rendered customarily to the leased premises or building, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control. Notwithstanding the foregoing, in the event that (i) LESSEE shall be deprived of any essential service and utility that is to be provided by LESSOR hereunder, and the cause of such deprivation is within LESSOR's reasonable control, and (ii) such deprivation shall continue for five (5) business days after LESSOR has received written notice thereof from LESSEE, and (iii) within such 5-business day period LESSOR shall not have commenced to repair or restore such service or utility and thereafter diligently pursue such repair or restoration to completion, then commencing on the sixth business day after such notice, all Rent payable hereunder shall be abated until such time as such services and/or utilities shall be restored. For purposes hereof, the term "business day" shall mean a day on which LESSEE would otherwise normally be open for business in the leased premises. Notwithstanding the foregoing, with respect to any such deprivation that makes it impracticable for LESSEE to continue its business in the leased premises, and if LESSEE actually causes LESSEE to stop conducting its business in the leased premises, then such rent abatement shall take effect on the business day next following such notice from LESSEE.

29. SUBROGATION. LESSOR and LESSEE hereby release each other and each other's officers, directors, employees and agents, to the extent of the insurance coverage which each is required to carry hereunder, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of a party or parties for whose conduct a party is legally responsible. This waiver shall be in force and effect only with respect to loss or damage occurring during such time as the insurance policy or policies covering such loss or damage shall contain a clause to the effect that this waiver shall not affect said policies or the right of the insured party to recover thereunder. Each party hereby agrees that its policy or policies will include such a clause if such is available. If such is not available without extra cost, if the other party pays such extra cost. Each party shall promptly notify the other party of any such extra cost.

30. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof; (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring while LESSOR of the leased premises; (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE only in a court of the Commonwealth of Massachusetts; (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually;
(e) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof; (f) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties, and no other oral or written representation shall have any effect hereon, and this agreement may hot be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein, (g) Except as set forth herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use; (h) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not (except as expressly provided herein) be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premised shall be LESSEE's sole remedy; (i) Neither the submission of this lease form nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties, (j) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof beyond the expiration of any applicable notice or grace periods; (k) The headings on this lease are for convenience only and shall not be considered part of the terms hereof; (l) No endorsement by LESSEE on any check shall bind LESSOR in any way; and (m) LESSEE agrees that it will not record this Lease, but at the request of either party, the parties will execute a suitable notice of lease setting forth the names of the parties, the description of the leased premises and a statement of the term of this Lease.

31. INTENTIONALLY OMITTED.

32. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

33. ADDITIONAL PROVISIONS. Exhibit "A (Plans)," "B (Rent/Expenses/Extension Terms)," "C (Plans and Specifications)," "D (Janitorial Standards)" and "E (Rules and Regulations)" attached hereto are hereby incorporated.

34.  FINAL   MEASUREMENT   OF   LEASED   PREMISES;   ARCHITECT'S   CERTIFICATE.
Notwithstanding anything to the contrary contained in this Lease, upon Substantial Completion (as defined in Paragraph 35) of the leased premises, LESSOR shall deliver to LESSEE a certificate from LESSOR's architect setting forth the actual square footage of the leased premises and the Building. The leased premises shall be calculated in accordance with BOMA standards of measuring rentable square feet. If the square footage calculation of the leased premises changes after this Lease is executed by LESSOR and LESSEE, the rent, security deposit, LESSEE's Proportionate Share of Taxes and Operating Costs and the number of parking spaces to which LESSEE shall be entitled, shall be adjusted accordingly.

35. TENDER OF POSSESSION; SUBSTANTIAL COMPLETION. The parties acknowledge that LESSOR has an agreement with the current owner of the building (the "Owner") to purchase the property on which the building is located. LESSEE has heretofore negotiated directly with the Owner a purchase contract, which has been assigned to LESSOR. The Owner is currently in the process of constructing the building, as well as tenant improvements required by LESSEE. LESSEE acknowledges that the base building work has been substantially completed, and at the time of execution of this Lease, LESSEE has approved plans and specifications for the remainder of work to be done. The Owner, as LESSOR's contractor shall continue to perform such work. LESSOR shall deliver possession of the leased premises vacant and Substantially Completed. As used herein, the term "Substantially Completed" shall mean that (i) the leased premises have been constructed and completed by (or on behalf of) LESSOR as aforesaid in accordance with the plans and specification approved by LESSOR and LESSEE (described on Exhibit C hereto, as such plans and specifications may be changed or altered only in mutual agreement between the parties hereto) in a good and workmanlike manner, except for so called punch list items or defects which can be completed or remedied by LESSOR or Owner after LESSEE occupies the leased premises without causing substantial interference with LESSEE's use of the leased premises, and (ii) all necessary and applicable governmental permits and approvals (including a final Certificate of Occupancy on the leased premises and building) have been issued to allow the LESSEE to use and occupy the leased premises in accordance with the terms and conditions hereof. LESSEE and LESSOR acknowledge that, under LESSOR's agreement with Owner, LESSOR is entitled under certain circumstances to recover liquidated damages from Owner for late completion of such work. In the event that Owner becomes entitled to, and actually recovers such liquidated damages from Owner, then LESSOR shall pay over to LESSEE thirty-three and one-third percent (33.3%) of any amounts actually recovered, but in no event shall LESSOR be obligated to pay over to LESSEE more than $1,000.00 per day of such late completion. LESSOR shall cause to be completed and/or repaired such punch list items as soon as practicable but in any event within sixty (60) days after the Commencement Date, and LESSEE shall allow access to the leased premises for such purposes. This Lease, and all of the obligation and rights hereunder, are expressly contingent on LESSOR's purchase of the building as currently contemplated. In the event that LESSOR has not so purchased the building on or before July 15, 1999, then either LESSEE or LESSOR may terminate this Lease by notice to the other, whereupon this Lease shall cease and be void and without further force or effect.

36. EARLY POSSESSION. Subject to approval by governmental authorities and LESSOR's or Owner's contractors, LESSEE may enter the leased premises not sooner than four (4) weeks prior to the anticipated Commencement Date, provided that LESSEE does not interfere with or delay the completion by LESSOR or its agents or contractors of the construction of any tenant improvements, for the purpose of installing furniture, trade fixtures, equipment, wiring and similar items. Provided that LESSEE has not begun operating its business from the leased premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the leased premises to LESSEE and the Lease term shall not commence as a result of said activities. Prior to entering the leased premises, LESSEE shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to LESSOR. LESSEE shall coordinate such entry with LESSOR's construction manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto as EXHIBIT E.

37. RIGHT OF FIRST OFFER. Subject to rights heretofore granted to Mediacom, another tenant in the Building, if during the term of this Lease LESSOR desires to lease all or a portion of the building not included in the leased premises (the "First Refusal Space"), LESSOR shall so notify LESSEE setting forth the terms and conditions on which LESSOR is willing to so lease the First Refusal Space, and including a form of amendment to this Lease, which terms and conditions shall reflect (among other terms) LESSOR's then good faith determination ("LESSOR's Designation") of the then market rental value for the First Refusal Space (the "Expansion Rent"). LESSEE may, by giving LESSOR notice within fifteen (15) days after receipt of LESSOR's notice, irrevocably elect to lease the First Refusal Space on the terms and conditions set forth in LESSOR's notice. If LESSEE shall so elect, LESSEE shall, with its notice of exercise, advise LESSOR of whether LESSEE accepts or disputes LESSOR's Designation, but LESSEE's exercise shall be irrevocable nonetheless. Failure by LESSEE to advise LESSOR that LESSEE disputes LESSOR's Designation shall be conclusive evidence that LESSEE accepts the same. In either case, LESSEE shall within ten (10) days after such election enter into such amendment incorporating the terms and conditions set forth in LESSOR's notice. If LESSEE shall fail to exercise its right within such 15-day period, then at LESSOR's option, LESSEE shall have no further rights with respect to the First Refusal Space, and LESSOR shall thereafter be free to lease any or all of the First Refusal Space to such party or parties, and on such terms and conditions, as LESSOR may deem appropriate. If LESSEE has exercised its right to lease the First Refusal Space as herein provided, and notified LESSOR that LESSEE disputes LESSOR's Designation, and if the Expansion Rent has not been determined by the day on which the First Refusal Space becomes a part of the leased premises, then LESSOR's Designation shall (notwithstanding LESSEE's disagreement therewith) be deemed the Expansion Rent until the Expansion Rent is otherwise determined pursuant to the provisions of EXHIBIT B relating to Current Market Rent. For purposes hereof, the "Adjustment Date" referred to in EXHIBIT B shall be the day on which the First Refusal Space becomes a part of the leased premises.

38. RIGHT OF FIRST OPPORTUNITY. LESSOR agrees that it will not enter into any agreement to sell or otherwise transfer LESSOR's interest in all or any portion of the building (or land or facilities relating thereto) unless and until LESSOR shall have first complied with all of the provisions of this Section. If during the term of this Lease, LESSOR proposes or desires to sell all or any part of the building (or land or facilities relating thereto), LESSOR shall give LESSEE written notice of such intention, which notice (LESSOR's Offer") shall set forth all material terms and conditions of such proposed sale (including, without limitation, the gross cash price and any payment terms which LESSOR is willing to accept) and shall constitute an offer to sell the building to LESSEE at the gross cash price and upon the terms stated therein. LESSOR's Offer shall be accompanied by a list of all tenants and occupants in the building (whether under leases or otherwise) as of the date of LESSOR's Offer. LESSOR's Offer shall also be accompanied by a schedule including the size of each tenant's premises, the base rent and escalation reimbursements, the permitted use, length of term and length and number of extension and/or expansion options. LESSEE's acceptance of LESSOR's Offer shall be by written notice given within thirty (30) days following receipt of LESSOR's Offer. LESSEE's acceptance shall set a date of closing not less than fourteen (14), nor more than sixty (60), days after receipt by LESSOR of LESSEE's acceptance. It is the contemplation of the parties that LESSOR's Offer to LESSEE pursuant hereto shall be made by LESSOR in good faith and that the offering price will be based upon LESSOR's then good faith estimate of the then fair market value of the property, and that the other terms and conditions of the offer shall be in accordance with normal and customary practice in the metropolitan Boston area. If LESSEE fails to accept LESSOR's Offer within thirty (30) days of receipt, or if prior to thirty (30) days LESSEE rejects LESSOR's Offer, LESSOR shall be free to sell the Building to such third party as LESSOR may desire upon terms and conditions not materially more favorable (I.E., at a purchase price not less than 90% of that proposed to LESSEE) than those set forth in LESSOR's Offer, and LESSEE shall execute and deliver to LESSOR, in recordable form, a certificate reciting that LESSEE received LESSOR's Offer and rejected or failed to accept said offer. If LESSEE accepts LESSOR's Offer, (i) LESSOR shall deliver to LESSEE copies of such reports, inspections, surveys, title insurance policies and like due diligence material as LESSOR may then have in its possession as to the Property (which shall be kept in confidence by LESSEE, and shall be without any representation or warranty whatsoever by LESSOR), and (ii) LESSOR shall, on the date specified in LESSEE's notice of acceptance, deliver the deed conveying the building to LESSEE or its nominee or assignee, and (iii) LESSEE shall pay LESSOR the price specified in LESSOR's Offer, making payment in cash (subject to ordinary and customary adjustments consistent with local conveyancing practices). The deed shall be at least the equivalent of a so-called "Massachusetts statutory quitclaim deed," and shall convey a good and clear record and marketable title to the building, free from all encumbrances and restrictions except (a) this lease; (b) the existing tenancies; (c) provisions of local zoning laws and other laws, codes and ordinances then in effect; (d) such real estate taxes for the current tax year as are not yet due and payable on the date of the delivery of the deed; (e) liens for municipal betterments assessed after the mailing of lessee's acceptance of LESSOR's Offer; and (f) any other encumbrance or restriction which LESSEE accepts by written instrument delivered to LESSOR at the time of the delivery of the deed.

39. TITLE/AUTHORITY. (i) LESSOR represents and warrants to LESSEE that, as of the Commencement Date, the only liens and encumbrances affecting LESSOR's title to the property of which the leased premises are a part shall be (x) as set forth on Schedule B of the owner's title policy to be issued by Chicago Title Insurance Policy in accordance with Commitment No. 22 0066 106 00000463, and (y) such other liens and encumbrances as LESSOR may advise LESSEE between the date hereof and the Commencement Date (none of which shall adversely affect LESSEE's rights and occupancy hereunder); and (ii) LESSEE and LESSOR each represents and warrants to the other that each person executing this Lease on such party's behalf has full right and authority to do so, and that all requisite actions and approvals have been taken or obtained, as the case may be.

IN WITNESS WHERE OF, LESSOR and LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 17th day of June, 1999.

LESSOR:                                       LESSEE

                                              Palomar Medical Technologies, Inc.


By:                                           By:  /s/ Louis P. Valente
   --------------------------                    -------------------------------
                                                 Its President
                                                 Print Name:  Louis P. Valente

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B

                                  RENT/EXPENSES

         DATES                               RENT PER MONTH
         -----                               --------------

         Years 1-5                           $74,049.16
         Years 6-10                          $81,454.09

         OPTION

         Years 11-15                         * (See Extension Term)

The foregoing calculations are based on the following bases: (i) the rent for years 1-5 is computed at $20.00 per rentable square foot of first floor space and $10.00 per rentable square foot for below grade space; and (ii) the rent for years 1-5 is computed at $22.00 per rentable square foot of first floor space and $10.00 per rentable square foot for below grade space.

* EXTENSION TERM: Provided that LESSEE is not in default of any of the Terms, Covenants and Conditions of this Lease (beyond the expiration of applicable notice and grace periods) at the time LESSEE exercises such right or at the time of the expiration of the Term, LESSEE shall have the right to one (1) extension term of five (5) years in addition to the period of the Term described in this Lease. Said right to extension term shall be exercised by LESSEE if at all, by written notice received by LESSOR not later than nine (9) months prior to the expiration of the original term, time being of the essence with respect to such notice. Not more than 45 days prior to the last day on which LESSEE may exercise its extension option as herein provided, LESSEE may request that LESSOR advise LESSEE of LESSOR's then good faith determination ("LESSOR's Designation") of then Current Market Rent for the leased premises. LESSOR shall, within 30 days after receipt of LESSEE's request, give LESSOR's Designation of the Current Market Rent for the extension term. In the event LESSEE does exercise its right to the extension term, then such notice shall be irrevocable and (i) LESSEE shall, with its notice of exercise, advise LESSOR of whether LESSEE accepts or disputes LESSOR's Designation, and (ii) all Terms and Conditions herein set forth shall continue to apply during the extension term, except that (a) Base Rent shall increase as indicated below and (b) LESSEE shall have no right to any additional extension term.

Provided that LESSEE notifies LESSOR of its exercise of the extension term, the Base Rent shall be determined on the basis of ninety-five (95%) percent of Current Market Rent. If LESSEE shall not have advised LESSOR that it contests LESSOR's Designation, the Current Market Rent shall be as set forth in LESSOR's Designation. If LESSEE has duly contested LESSOR's Designation and the Current Rent shall not have been determined prior to the extension term commencement, then LESSOR's Designation shall (notwithstanding LESSEE's disagreement therewith) be deemed Current Market Rent until Current Market Rent is otherwise determined pursuant to applicable provisions of this paragraph. On final determination of Current Market Rent, if such determination would be the basis on which Base Rent is to be paid, retroactive adjustment shall be made in order to give it effect to the determination of Current Market Rent. The Adjustment Date shall be the first day of the extension term.

CURRENT MARKET RENT: The phrase "Current Market Rent" shall mean the rental and all other monetary payments and escalations that LESSOR could obtain from a third party desiring to lease space in the Greater Boston Suburban Office Market as of the Adjustment Date, taking into account the type of building, the size, location and floor levels and then condition of the leased premises, the quality of construction of the building and of the leased premises, the services provided under the terms of the Lease, including without limitation any special rights hereunder, the rental then being attained for new Leases of space comparable to the leased premises in the Greater Boston Suburban Office Market and all other factors that would be relevant to a third party desiring to lease the leased premises; provided however that no reduction, deduction or allowance for the construction of lessee improvements shall be taken into account in determining Current Market Rent. In the event that within sixty (60) days prior to the Adjustment Date the parties hereto shall not have agreed in writing (or to be deemed to have agreed pursuant to the preceding paragraphs) as to the Current Market Rent, each party shall, within thirty (30) days thereafter appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Current Market Rent. If the difference between the amounts so determined by such appraisers shall not exceed ten percent (10%) of the lesser of such amounts, then the Current Market Rent shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either LESSOR or LESSEE may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both LESSOR and LESSEE shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days either LESSOR or LESSEE may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Current Market Rent in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two appraisals, the Current Market Rent shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Current Market Rent shall be the lower of the first two appraisals. In all other cases, the Current market Rent shall be equal to the third appraisal. All such determinations of the Current Market Rent shall be final and binding upon LESSOR and LESSEE as the Current Market Rent for the Adjustment Date. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the 30 day period specified above (such party being referred to herein as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within then (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within said ten day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Current Market Rent shall be binding and conclusive upon LESSEE and LESSOR.

This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of the third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called.

                                    EXHIBIT C

                             PLANS & SPECIFICATIONS

Work Letter - Enclosed pages 21-34

Construction Drawings created by Visnick & Caulfield dated 5/27/99 incorporated by reference

        Drawing Number A-1 Partition Plan

        Drawing Number A-2 Power and Tel/Data Plan (as amended for moving one electrical and data outlet and adding 15 data outlets)

        Drawing Number A-3 Reflected Ceiling Plan

        Drawing Number A-4 Finish Plan (as amended for using higher grade 32 oz carpet in board room, corner meeting room and CEO office; stone floor within entire reception area; additional changes from carpet to vinyl flooring as indicated)

        Drawing Number A-5 Elevations, Door/Frame/Hardware, Door Schedule (as amended for adding cabinet and fake drawer below cooktop stove and raising electrical outlet)

        Drawing Number A-6 Details

        Drawing Number A-7 Details

In the case of any conflicts between the work letter and the drawings, the work letter shall supercede the drawings.


                       PALOMAR MEDICAL TECHNOLOGIES, INC.

             WORK LETTER FOR 80-82 CAMBRIDGE STREET, BURLINGTON, MA

                                  JUNE 17, 1999

AREA: Approximately 44,000 RSF located on the East side of the building and 859 RSF on the Lower Level of the building.

ENTRANCES:      Entrances will be as follows:

                o One (1) entrance (existing) on Cambridge Street with white columns. This entrance needs to be fully ADA compliant and also requires the installation of a doorbell which will ring in both the left and right corridors off the Reception area beyond the interior glass doors in each corridor (meaning in the office area of each corridor).

                o One (1) side employee entrance glass door with a doorbell, which will ring in both the Loading Docks and Receiving areas.

EXTERIOR:       Installation of a concrete dumpster pad capable of accommodating a thirty (30) cubic yard roll off container and placed next to the loading dock in a location suitable to Palomar.

WINDOWS: One (1) large French door sized paired window, 1" insulated green glass in green frames to match existing to be installed in the Controller's Office as indicated on the floor plan. Two (2) continuous 1" insulated green ribbon glass in green frames to be removed for two (2) loading docks.

                One (1) pyramid style skylight to be installed in the reception area as indicated on the floor plan (at Palomar expense).

                Perimeter vertical blinds with 3" vinyl blades to be installed on all exterior windows. Also, the same vertical blinds to be installed on the Board Room 1/2 height glass wall.

                Interior glass panels as shown on the floor plan to be installed as follows: three (3) 1/2 height X 6' glass panels to be installed in walls of the R&D and Optics Assembly Clean Rooms; 1/2 height glass in the Board Room wall facing the Reception Area glass.

PARTITIONS:     Partitions to be installed as follows:

                o Type 1 - Partitions at exterior wall: 3-5/8" 25 gauge steel studs at 16" O.C. (existing), 1 layer 5/8" gypsum wallboard. Wallboard to be taped and spackled. The inside of walls to have appropriate fiberglass insulation and a vapor barrier (existing) Height of partition to underside of existing slab above (existing).

                o Type 2 - Partitions at core toilets, mechanical rooms, sprinkler rooms, electrical rooms, Loading Docks, R&D Machine Shop and tenant demising: 3-5/8" 25 gauge steel studs at 16" O.C., 1 layer 5/8" gypsum wallboard. Wallboard to be taped and spackled. The inside of walls, excluding the walls abutting hallways, to receive 3" of fiberglass insulation (at Palomar expense). Height of partition to underside of existing slab above.

                o Type 3 - Partitions for standard interior walls: 3-5/8" 25 gauge steel studs at 16" O.C., 1 layer 5/8" gypsum wallboard. Wallboard to be taped and spackled. The inside of walls, excluding the walls abutting hallways, to receive 3" of fiberglass insulation (at Palomar expense). Height of partition to exceed ceiling height by 6".

                o Type 4 - Partitions  for interior  walls in the Test Bay Area:
                3-5/8" 25 gauge steel studs at 16" O.C., 1 layer 5/8" gypsum wallboard. Wallboard to be taped and spackled. The inside of walls, excluding the walls abutting hallways, to receive 3" of fiberglass insulation (at Palomar expense). Height of partition to underside of acoustical tile ceiling (10') to under ceiling grid. GWB detail at ceiling to be double row foam tape at top runner with continuous metal casing bead (USG# 200-B) having spackled finish.

                Partitions to include: window sills; "boxing" of columns in office areas; "special" round enclosure of column in reception area as shown on floor plan; "special" ceiling treatment in reception area to accommodate pyramid skylight and accent lighting (at Palomar expense); and full height chain link fence with sliding gates (to be installed from floor slab to the underside of ceiling above) as shown on floor plan.

BATHROOMS:      Men's and women's  bathrooms  with showers will be  constructed.
                The bathrooms will be constructed with separate air supply and exhaust directly to the outside and will include all bathroom fixtures and all accessories such as mirrors, toilet partitions, toilet tissue dispensers, paper towel dispensers, sanitary napkin dispensers, soap dispensers. The bathrooms will also include GFI outlets at the sinks and coat hooks on the shower walls and on the toilet partition doors. The bathrooms shall be fully ADA compliant.

PLUMBING:       Fixtures  will  be  installed  in  the  bathrooms,  showers  and janitor's closet as shown on floor plan and shall be ADA compliant. Break Room water cooler shall be installed where shown on floor plan.

                Provision for and installation of appropriate plumbing for all appliances in the Break Room requiring plumbing. The appliances include a kitchen stainless steel "double" sink with hot and cold water faucets and spray; piping for a coffee machine; a 1/2 HP garbage disposal; a dishwasher (to be supplied by the contractor); and one (1) water filter to be placed in a location as designated by Palomar.

                In the production and laboratory areas, eight (8) sinks (of which the rough plumbing and final connections will be at contractor expense and the provision of the sinks in laminate cabinet units will be at Palomar expense) with hot and cold water faucets and placed in three (3) proximate areas of the building (to facilitate stacking of common piping) as shown on floor plan.

                Sufficient domestic hot water heating and plumbing shall be installed to supply an adequate hot water supply to all the above fixtures with the final engineering calculations and design to be reviewed by Palomar before installation.

GAS: Gas service via Boston Gas is installed and will be piped to all units requiring gas. At least two (2) gas meters will be installed to enable gas to be metered separately for Palomar and as needed for the other tenant in the building .

ELECTRICAL:     Three phase 480 volt,  2,000 amp electrical  service provided by
                Boston Edison to one (1) electrical panel. At least three (3) electric meters will be installed to enable electricity to be metered separately for Palomar's HVAC, Palomar's lights and plugs and as needed for the other tenant in the building. Also, a device to measure Palomar's lights and plugs usage in the manufacturing area for audit purposes as designated by Palomar to be installed (at Palomar expense).

                The distribution of electrical outlets will be as follows:

                          GENERAL BUILDING REQUIREMENTS

                o Enclosed offices, small meeting rooms (10' X 12'), file room, etc. - Three (3) duplex 20 amp outlets per room.

                o Paneled workstations and individual work desks - Two (2) duplex 20 amp outlets per workstation. The outlets at paneled workstations to be included as Palomar furniture. Contractor to make all final connections.

                o Large meeting rooms - Four (4) duplex 20 amp outlets per room.

                o Corridors - One (1) duplex 20 amp outlet per 30 linear feet of corridor space.

                o Copier/Printer areas - Either one (1) quad or two (2) duplex 20 amp outlets per area.

                o All storage rooms, Supply, and Sprinkler & Electrical rooms - Two (2) duplex 20 amp outlets per room.

                           SPECIFIC ROOM REQUIREMENTS

                o Type 1 - 110/115 volt 20 amp with duplex outlet

                o Type 2 - 110/115 volt 20 amp with quad outlet

                o Type 3 - 110/115 volt 20 amp duplex outlet dedicated circuit

                o Type 4 - 220 volt 30 amp single phase outlet with lockout switch

                o Type 5 - 220 volt 30 amp 50 Hz outlet with lockout switch

                o Type 6 - 220 volt 50 amp 3 phase outlet with lockout switch


                                               TYPE 1     TYPE 2     TYPE 3     TYPE 4     TYPE 5     TYPE 6
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
                LOCATION:
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D OPTICAL SHOP                                           4          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D ELECTRICAL SHOP                            4           2          2          2          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D MACHINE SHOP                                           7          2          2                     2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D LAB 1                                                  6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D LAB 2                                                  6          2          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D LAB 3                                                  6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D LAB 4                                                  6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D LAB 5                                                  6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R&D MGH LAB                                                6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
ENG. LAB 1                                                 6          1          2          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
ENG. LAB 2                                                 6          1          2          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
ENG. LAB 3                                                 6          1          2          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TBD LAB                                                    6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TRAINING ROOM                                              6          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
MFG. MECH. & ELEC. LAB                         4           2                     1          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
DEPOT REPAIR                                   4           2          1          2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------

------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
DOCUMENTATION                                  8           2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 1                                     1           2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 2                                     1           2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 3                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 4                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 5                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 6                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 7                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 8                                                 2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 9                                     1           2                     1          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 10                                    1           2                     1          1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 11                                    1           2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEST BAY 12                                    1           2                     1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
OPTICS ASSEMBLY ROOM                           16                                1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
R & D CLEAN ROOM                               5
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
CHASSIS & SUB ASSEMBLY                                     8                     3
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
MAIN STORES                                                5
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
QA INSPECTION                                              4
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
MRB                                                        1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
RECEIVING                                                  3
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
FINISHED GOODS                                             3
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
LOADING DOCK                                   4
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
BREAK ROOM                                     10
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TEL ROOM                                                   2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
IS MGR.                                        6           3
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
BOARD ROOM                                     3           2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
SALES/MARKETING DEMO ROOM                      4           2                     2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
RECEPTION                                      4           1
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
COPY/FAX/MAIL                                  4           2
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
EXERCISE ROOM                                              4
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
BATHROOM                                       4
------------------------------------------ ----------- ---------- ---------- ---------- ---------- ----------
TOTAL                                          86         149        19         47          7          2


                Additional outlet requirements will be as follows:

                o Break Room will require four (4) GFI (of the 10 outlets specified above) duplex outlets along counter top and an electric stove outlet as required by the stove manufacturer.

                o Bathroom will require GFI outlets (2 per each side). o Deck will require two (2) outside/protected GFI duplex outlets.

                The distribution of electrical circuits will be as follows:

                          GENERAL BUILDING REQUIREMENTS

                o Lighting circuits will be distributed as per good engineering practice and reviewed with Palomar before installation.

                o Enclosed offices, meeting rooms, file room, etc. - Three (3) rooms per circuit. o Paneled workstations and individual work desks - Four (4) workstations per circuit.

                o Corridors - Ten (10) outlets per circuit.

                o Copier areas - One (1) area per circuit.

                o All storage rooms, Supply, and Sprinkler & Electrical rooms - Ten (10) outlets per circuit.

                           SPECIFIC ROOM REQUIREMENTS

                o Type 1 & 2 (20 amp circuits) unless otherwise stated below not to exceed 20 plugs (5 quads or 10 duplex) per circuit.

                o Type 3 each duplex outlet to be on a dedicated circuit.

                o Type 4 & 6 not to exceed two (2) plugs per circuit.

                o Type 5 to require two (2) 50 Hz generators and to be split into two (2) circuits. One circuit will have the R&D and Engineering Lab outlets (totaling 4 outlets) and the other circuit will have the Mfg. Mech. & Elect. Lab and Test Bays 9 & 10 (totaling 3 outlets).

                o The Exercise Room will have two (2) circuits (2 quads per circuit).

                o Break Room to require one (1) circuit for each individual appliance (each refrigerator, dishwasher, double oven, and stove top), one (1) circuit for the vending machines and two (2) circuits for the remaining outlets.

                o IS Mgr will have three (3) circuits (2 duplex & 1 quad per circuit).

                o Tel Room will have one (1) circuit for both quad outlets.

                Switches to be located as per Palomar direction maintaining ADA compliance. All light switches to be flat rocker style switches. All dimmer switches to be lever style switches.

                The Chassis and Sub Assembly areas will require two (2) overhead bus bars running the length of the entire area.

                Electrical to also include the purchase and installation on a 8' X 10' flush ceiling mounted electrically operated projection screen for the Board Room (to be purchased and installed at Palomar expense); and the coordination of voice & data cabling, paging and cable for cable television (the installation costs of these items at Palomar expense).

LIGHTING:       The lighting will be as follows:

                o Type 1 - One (1) 2' X 4' fluorescent fixture with 1/2" X 1/2" paracube lenses per 60 square feet of enclosed offices, Exercise Room, Bathrooms, all meeting rooms, Coat Room and the Copy/fax/mail area (except the Board Room, CEO Office and the Corner Meeting Room). In place of the above paracube fixtures, equivalent indirect lighting fixtures are to be installed (at Palomar expense for the premium cost of the indirect lighting fixtures over paracube fixtures).

                o Type 2 - One (1) 2' X 4" fluorescent fixture with solid lenses per 60 square feet of enclosed space for all labs, all R&D shops, Optics Assembly Room, the R&D Clean Room, all Test Bays, Depot Repair, Training Room, all Storage Rooms, Supply and all Electrical & Sprinkler rooms. R& D Clean Room to be "clean room" fixtures (at Palomar expense for the premium of clean room fixtures over standard solid lense fixtures).

                o Type 3 - One (1) 2' X 4' fluorescent fixture with solid lenses per 80 square feet of all remaining open production and caged/chain link fenced space and loading dock (including corridors in those areas).

                o Type 4 - One (1) 2' X 4' fluorescent fixture with 1/2" X 1/2" paracube lenses per 80 square feet of remaining office space and Break Room (including paneled workstations and corridors in those areas). In place of the above paracube fixtures, equivalent indirect lighting fixtures are to be installed (at Palomar expense for the premium cost of the indirect lighting fixtures over paracube fixtures).

                o Type 5 - One (1) 2' X 2' fluorescent fixture with 1/2" X 1/2" paracube lenses per 60 square feet of space for the Board Room, CEO office and the Corner Meeting Room, (at Palomar expense for the premium cost in excess of the Type 1 lighting fixture). In place of the above paracube fixtures, equivalent indirect lighting fixtures are to be installed (at Palomar expense for the premium cost of the indirect lighting fixtures over paracube fixtures).


                o Type 6 - Special Lighting requirements:

                1. Incandescent red lights (60 watt) in globes as a laser warning light above every lab, Test Bay, Training, Depot Repair and Sales/Marketing Demo Room entrance doorway to be switched with an indicator light on each switch at each door for these rooms. Switches to be linked such that turning on one switch in a room will activate all room laser warning lights and indicators.

                2. Two (2) outdoor spot lights to be located outside the Break Room to illuminate the Deck with the switch in the Break Room.

                3. Interior spot lights to be located in the Reception area ceiling for accent and general lighting.

                4. Interior "high hat" ceiling lights (at Palomar expense) to be located in the Board Room ceiling as detailed under "SPECIAL AREAS" and three (3) interior high hat ceiling lights to be installed on a single dimmer switch in each of the large meeting rooms (4 rooms in total).

                All fluorescent fixtures to be 277 volts and approved by Palomar before installation.

HVAC: The building will be heated and cooled by rooftop mounted units, gas fired, packaged air handling units with integral air-cooled condensing units so as to provide sufficient heating and cooling distribution and controls shall be installed in all areas as per good engineering practice so as to maintain 68 degrees F in the summer and 72 degrees F in the winter in all areas of the building in full use and occupancy. Temperature/thermostatic controls in all areas shall be distributed to meet the requirements stated above.

                It should be noted, that in any room in which a laser can be fired (every lab, all Test Bays, Training Room and Depot Repair), the laser generates 20,000 BTU's per hour. As such, special care must be taken in designing the HVAC system for these rooms to both exhaust the heat and provide sufficient air flow & cooling.

                A total of four (4) adjacent labs (2 in R&D and 2 in Engineering to be specified by Palomar) and four (4) Test Bays (Test Bays 7
                - 10) will be designated as "burn in capable". "Burn in capable" shall mean that these labs must be able to handle the full heat load (20,000 BTU's per hour) for up to twenty four (24) hours. These areas will require individual room controlled air supply dampers that will allow each room to be supplied with up to 800 CFM of air. In addition, each room will require forced ducted exhaust to the outside of the building.

                The standard for all other labs, all other Test Bays, Depot Repair and Training Room shall be at a minimum 1/2 the above requirement (10,000 BTU's per hour). However, these areas will require individual room controlled air supply dampers that will allow each room to be supplied with up to 800 CFM of air. In addition, each of these rooms will require an exhaust (not forced to the outside as in the "burn in capable" rooms).

                Supply air to all labs, Training Room, all assembly areas (including the Optics Assembly, Chassis Assembly and Sub Assembly), Depot Repair, Training Room and all Test Bays must be distributed such that supply air filters can be changed as often as required and upgraded as needed.

                The R&D Clean Room (at Palomar expense for the premium cost in excess of a lab build out) must be able to achieve a Class 10,000 level of clean room performance (as per Federal Standard 209E and applicable ISO standards). As such, this room will require HEPA filter(s) on the supply air and all other necessary construction requirements to meet certification testing.

                The distribution of supply air and temperature/thermostatic controls in all other areas (ie. offices, meeting rooms, paneled workstations, etc.) shall be as per good engineering practice and sufficient to meet the temperature standards listed above. Please note that the IS Manager's room will contain 12 PC's/Servers and be able to run 24 hours each day.

                Treated (heated and/or cooled) fresh air will be supplied per the Massachusetts Building Code and ASHRAE guidelines, and an economizer cycle will be provided. The system shall be capable of providing 100% fresh air intake. External venting to be provided for two (2) exhaust hoods to be placed in locations by Palomar.

FIRE PROTECTION: A fire  protection   system  including  all  devices  shall  be
                installed as per all state and local requirements. This system shall include a main fire alarm panel, all signaling devices, exit signs, emergency egress lighting, fire extinguisher cabinets with fire extinguishers and fire hose cabinets with fire hose (if required by code). A capped sprinkler system with heads turned up (existing) and all downward turned heads distributed throughout the entire area will be provided in accordance with applicable code requirements.

SECURITY:       A card access  security  system shall be  installed.  The system shall include a main control panel, card key swipes at all entrance doors and either room motion detection or perimeter glass sensors to fully secure the perimeter of the building. The system shall include security devices on the loading dock doors and the lower level doors. Palomar shall be supplied with 150 card keys and the ability to be able to program card key changes.

CEILINGS:       Suspended  acoustical  ceilings shall be installed in all areas.
                The ceiling height in all areas except the Reception and caged/chain link fenced area will be 10' and shall enable a finished soffit above front windows of at least 6". In the caged/chain link fence area, the ceiling height shall be as high as possible. See "SPECIAL AREAS" listed below for the Reception
                Area ceiling.

                Ceiling tile in all labs, R&D Clean Room, the Optics Assembly Room, all Test Bays, Training and Depot Repair, will be installed in a 2' X 4' grid with 2' X 4' flat acoustical vinyl coated tiles.

                Ceiling tile in all other assembly, R&D shops, electrical & sprinkler rooms, all Storage Rooms, Supply and caged/chain link fence areas, Loading Docks and including all related corridors will be installed in a 2' X 4' grid with 2' X 4' flat acoustical tiles.

                Ceiling tile in all offices (including File Room, Interview Room TBD rooms), all paneled workstation areas, all meeting rooms (including the Sales/Marketing Demo Room), related common areas (including Bathrooms, Exercise Room, Reception, Break Room, Coats and Copy/Fax/Mail), and related corridors will be installed in a 2' X 4' grid with 2' X 4' acoustical, second look (Fissuard) tiles.

DOORS & HARDWARE: All doors are to have metal frames  and are to be 3' wide X 7'
                high X 1 3/4" solid core birch veneer finished with two (2) coats of stain and two (2) coats of clear polyurethane. Hardware will be ADA compliant Schlage or comparable, dull chrome. All locks will be on a master key system and will be placed on all external doors, all caged/chain link fence gates and 30 other internal doors to be determined by Palomar. Palomar will be provided with two keys per each lock and five (5) master keys with appropriate submasters at Palomar's direction(submasters at Palomar expense).

                Additional door related hardware to be as follows:

                1. Floor door stops on all appropriate doors.

                2. Coat hooks on interior of office doors.

                3. Door closers for the two (2) R&D Clean Room entrance doors (at Palomar expense).

                4. Ten (10) door  glass  vision  panels to be placed in the four
                (4) large meeting room entrance doors, Break Room entrance doors, and the door between the R&D office and Sub Assembly areas (at Palomar expense for the glass vision panel only).

FLOORING:       Flooring  for  all  office  areas,  paneled  workstation  areas,
                Exercise Room, all meeting rooms, Sales/Marketing Demo room and related corridors (except as noted below under "SPECIAL AREAS") shall be 32 oz. carpet of usual commercial cut loop type with manufacturer and style to be approved by Palomar.

                Flooring in the Break Room, all enclosed R&D areas (except the R&D machine shop), all enclosed Engineering areas, the R&D Clean Room, Optics Assembly Room, TBD Lab, Training, all Test Bays, Depot Repair, Mfg. Mech./Elect. Lab, Documentation, IS Mgr., Tel room and related corridors shall be vinyl tile with the style to be approved by Palomar.

                Flooring in all remaining areas including the R&D Machine Shop, all caged/chain link fenced areas, loading docks, chassis and sub assembly areas, mechanical/electrical/sprinkler rooms to be painted with a polyurethane paint including walkway paths with the product and colors to be approved by Palomar.

                Ceramic tile will be on all floors and the wet areas of the core toilets, showers and the janitor's closet.

                The Reception Area shall require the installation of higher grade flooring (to be approved by Palomar). (Should any higher grade flooring be installed, the premium cost of that flooring over higher grade carpet to be at Palomar expense.)

                Vinyl cove base shall be installed in all areas.

PAINT: All walls to be finished with one (1) coat of latex quick seal primer and two (2) coats of Benjamin Moore Spec. No. 2-3 (eggshell finish latex base). All door frames to be finished with one (1) coat latex quick seal primer and two (2) coats of Benjamin Moore or comparable Spec. No. 4-6 (semi-gloss finish/alkyd base).

LOADING DOCKS:  Installation  of two (2) loading  docks as per floor  plan.  The installation to include all related fixtures including two (2) electrically operated dock doors, two (2) dock levelers, a single ceiling mounted heating/forced air unit and all exterior treatments such as dock bumpers, leveling of pavement in dock area and pavement striping.

LOWER           LEVEL: Lower Level to be built out as follows:

                o Clean exposed ceiling.

                o Florescent strip lighting.

                o All walls painted (as per above specification).

                o  All   flooring   to  be  painted   concrete   (as  per  above
                specification). o Electrical outlets to be installed as per corridor specification above.

                o Entrance to storage area to be an overhead rolling door and a single door.

                o HVAC system distribution and controls able to maintain 60 degrees F in winter.

MILLWORK:       Millwork to be provided and installed as follows:

                o Break Room - Kitchen cabinets above and below a counter top (containing the sink) placed as shown on floor plan.

                o Copy/Fax/Mail - Counter top placed along walls as shown on floor plan with shelves above and locked cabinets below.

                o Coats - A coat rack with shelf above as indicated on floor plan.

SPECIAL AREAS:  The following areas will be finished accordingly:

                o Board Room:

                1. 2' X 2' suspended ceiling grid with 2' X 2' raised ceiling tiles.

                2.      Four  (4)  incandescent   "high  hat"  ceiling  fixtures
                        controlled by one (1) dimmer circuits (at Palomar expense).

                3. Flush mounted electrically operated 8' X 10' projection screen (at Palomar expense).

                4.      Higher grade carpet.

                5.      Vertical  blinds on all glass as shown on floor plan.

                6. 6" of fiberglass insulation to be installed above the ceiling tiles (at Palomar expense).

                7. Installation of wall mounted "white board" unit (to be supplied by Palomar).

                o Corner Meeting Room (12' X 20' meeting room in front left corner of the building):

                1. 2' X 2' suspended ceiling grid with 2' X 2' raised ceiling tiles.

                2.      Higher grade carpet.

                o CEO Office:

                1. 2' X 2' suspended ceiling grid with 2' X 2' raised ceiling tiles.

                2.      Higher grade carpet.

                o Break Room - Millwork (as detailed under "MILLWORK") and double sink unit as shown on floor plan; the installation of all appliances as shown on the floor plan; one (1) double exterior glass door; and deck at the same floor height as interior flooring with railing as shown on floor plan.

                o Reception - incandescent accent and general lighting, as specified previously under "LIGHTING"; special ceiling treatment to accommodate pyramid skylight (at Palomar expense), as specified previously under "WINDOWS"; special flooring, as specified previously under "FLOORING".

WATER/SEWER:    Water and sewer provided by the Town of Burlington. All required plumbing connections to be installed as per applicable codes and Town of Burlington requirements.

ROOF: Schuller rubber membrane roof (existing). All required roof penetrations to be done in accordance with Schuller requirements so as to not effect in any way the roof warranty.

GENERAL:        All colors to be selected by Palomar.

Y2K: All products, equipment, and systems (including hardware, software and embedded chips) incorporated into or used in connection with this site shall be year 2000 compliant, that is, the products or systems, independently and when incorporated into this site, will be capable of accurately processing, providing and/or receiving date data prior to, during, or after the calendar year 2000 a.d. Such year 2000 compliant products, equipment, and systems:

                1. Will operate during such time period without error of any nature relating to date data that includes, represents, or references the year 2000 or later years, or resulting from the passage of time from the year 1999 to the year 2000;

                2. Will not terminate ordinary operations nor produce invalid or incorrect results as a result of date data that includes, represents or references the year 1999, the year 2000 or later years, or the passage of time from the year 1999 to the year 2000;

                3. Will specify the year in any date data either explicitly or by unambiguous implication in all interfaces and data storage; and

                4. Will recognize and correctly process year 2000 date data as a leap year.

                                    EXHIBIT D

                              JANITORIAL STANDARDS

A.         GENERAL

           1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly on Business Days, using approved dust-down preparation; wash flooring once a month.

           2. All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly on Business Days, using approved dust-down preparation. Waxing, if any, shall be done at LESSEE's expense.

           3. All carpeting and rugs to be carpet swept or vacuum cleaned nightly on Business Days, as may be required.

           4. Hand dust and wipe clean all furniture, files, fixtures and window sills nightly on Business Days;

           5. Dust interior of all waste paper disposal cans and baskets nightly on Business Days; damp dust as necessary.

           6. Wash clean all water coolers nightly on Business Days;

           7. Dust all door and other ventilating louvers within reach, as necessary.

           8. Dust all telephones as necessary.

           9. Sweep all private stairway structures nightly on Business Days.

           10. Wipe clean all bright work weekly.

           11. Interior and exterior of metal elevator car and hatch doors, including saddles, to be properly cleaned and treated as necessary.

           12. Vacuum clean and change filters in air conditioning units semi-annually.

B.         LAVATORIES (BUILDING)

           1. Sweep and wash all lavatory floors nightly on Business Days, wash and polish all mirrors, powder shelves, bright work and enameled surfaces in lavatories, weekly.

           2. Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories nightly on Business Days.

           3. Wash all toilet seats nightly on Business Days.

           4. Hand dust and clean all partitions, tile wall dispensers and receptacles in all lavatories nightly on Business Days.

           5. Empty paper towel receptacles and transport wastepaper from the demised leased premises nightly on Business Days.

           6. Fill toilet tissue holders nightly on Business Days (tissue to be furnished by Owner).

           7. Empty sanitary disposal receptacles nightly on Business Days.

           8. Wash interior of waste cans and receptacles at least once a week.

           9. Thoroughly wash all wall tile and stall surfaces as often as necessary but in no event less than once every two weeks.

           10. Fill soap dispensers and paper towel dispensers (dispensers, soap and paper towels to be furnished by LESSOR at LESSOR's expense).

C.         HIGH DUSTING

           Do all high dusting quarterly, which includes the following:

           1. Dust clean all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning.

           2. Dust clean all pipes, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

           3. Dust all lighting fixtures, including glass or plastic enclosures (exterior only).

D.         WINDOW CLEANING

           1. All windows to be cleaned inside and outside, two times a year.

           2. LESSEE's entrance doors and lobby glass to be cleaned daily on Business Days.

           3. All other interior glass and a normal amount of partition glass, glass doors and fan lights are to be cleaned twice a year.

           4. Mail chute glass to be kept in a clean condition at all times.

E.         DAY PORTERS

           1. Service, during Business Days all public and operating space throughout the Building.

           2. Keep elevator cars clean and neat during the day on Business Days.

           3. Insert toilet tissue in lavatories (tissue to be furnished by LESSOR) as necessary on Business Days.

           4. Keep staircases policed as necessary on Business Days.

           5. Fill soap dispensers and paper towel dispensers on Business Days (dispensers, soap and paper towels to be furnished by LESSOR at LESSOR's expense).

                                    EXHIBIT E

                               RULES & REGULATIONS

I.         The following regulations are generally applicable:

           1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by LESSEE (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the leased premises.

           2. No awnings, curtains, blinds shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the leased premises or any outside wall of the Building unless the same are of a quality, type, design and color, and attached in the manner, reasonably approved by LESSOR.

           3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor places in the halls, corridors or vestibules.

           4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein.

           5. LESSEE shall not use the leased premises or any part thereof or permit the leased premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with LESSEE's business as permitted in the Lease.

           6. LESSEE must, upon the termination of its tenancy, restore to the LESSOR all locks, cylinders and keys to offices and toilet rooms of the leased premises.

           7. The LESSOR reserves the right (but assumes no obligation) to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and holidays all persons connected with or calling upon the LESSEE who do not present a pass to the Building signed by the LESSEE.

           8. The requirements of LESSEE will be attended to only upon application at the Building manager's office. Employees of LESSOR shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the LESSOR.

           9. There shall not be used in any space, or in the public halls of the Building, either by LESSEE or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

           10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the leased premises.

           11. No LESSEE shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building. No LESSEE shall throw anything out of the doors, windows or skylights or down the passageways.

           12. The leased premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

           13.  LESSEE  shall  co-operate  with  LESSOR  in  obtaining   maximum
effectiveness of the cooling system by closing draperies when sun's rays fall directly on windows of leased premises.

           14. LESSOR shall have the right, exercisable without notice and without liability to any LESSEE, to change the name and street address of the Building.

II. The following regulations are applicable to any additions, alterations or improvements being undertaken by or for LESSEE in the leased premises:

A.         GENERAL

           1. All alterations, installations or improvements ("Alterations") to be made by LESSEE in, to or about the leased premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by LESSOR.

           2. LESSEE shall, prior to the commencement of any work, submit for LESSOR's written approval, complete plans for the Alterations. Drawings are to be complete with full details and specifications for all of the Alterations.

           3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

           4. To the extent that the same is required by applicable law or regulation, no work shall be permitted to commence without the LESSOR being furnished with a valid building or demolition permit and all other necessary approvals from agencies having jurisdiction.

           5. All demolition, removals or other categories of work that may inconvenience other LESSEEs or disturb Building operations, must be scheduled and performed before or after normal working hours and LESSEE shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work.

           6. All inquiries, submissions, approvals and all other matters shall be processed through the Building manager.

B.         PRIOR TO COMMENCEMENT OF WORK

           1. LESSEE shall submit to the Building manager a request to perform the work. To the extent that the same are required by applicable law or regulation, or are customarily produced for similar work, the request shall include the following enclosures:

           (i) A list of LESSEE's contractors and/or subcontractors for LESSOR's reasonable approval.

           (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

           (iii) A properly executed building permit application form.

           (iv) Four executed copies of the insurance policies or certificates from LESSEE's contractor and, if requested by LESSOR, from the contractor's subcontractors.

           2. LESSOR will return to LESSEE two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

           3. LESSEE shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. LESSEE shall be responsible for keeping current all permits. LESSEE shall submit copies of all approved plans and permits to LESSOR and shall post the original permit on the leased premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by LESSOR's representative. Such supervision and inspection shall be at LESSEE's sole expense and LESSEE shall pay LESSOR's reasonable charges for such supervision and inspection.

C.         REQUIREMENTS AND PROCEDURES

           1. All structural and floor loading requirements shall be subject to the prior approval of LESSOR's structural engineer.

           2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of LESSOR's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are reasonably approved by LESSOR or engaged by LESSOR in maintaining the Building. When necessary, LESSOR will require engineering and shop drawings, which drawings must be approved by LESSOR before work is started. Drawings are to be prepared by LESSEE and all approvals shall be obtained by LESSEE.

           3. Elevator service for construction work shall be charged to LESSEE at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by LESSEE. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by LESSEE.

           4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by LESSOR's representative. No work will be performed in Building mechanical equipment rooms without LESSOR's approval and under LESSOR's supervision.

           5. LESSEE's contractor shall:

           (i) have a superintendent or foreman on the leased premises at all times;

           (ii) police the job at all times, continually keeping the leased premises orderly;

           (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

           (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

           (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

           (vi) avoid the disturbance of other LESSEEs.

           6.   If   LESSEE's   contractor   is   negligent   in   any   of  its
responsibilities, LESSEE shall be charged for corrective work.

           7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by LESSOR.

           8. A properly executed air balancing report signed by a professional engineer shall be submitted to LESSOR upon the completion of all HVAC work.

           9. Upon completion of the Alterations,  LESSEE shall submit to LESSOR
a  permanent   certificate   of  occupancy  and  final  approval  by  the  other
governmental agencies having jurisdiction.

           10. LESSEE shall submit to LESSOR a final "as-built" set of drawings showing all items of the Alterations in full detail.

           11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

           12. LESSOR's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of LESSEE shall create no liability or responsibility on the part of LESSOR for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.